Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Synovus Financial Corp.:
We consent to the incorporation by reference in the registration statements (No. 333-89278, No. 333-116259, No. 333-132739, No. 333-132973, No. 333-143035, No. 333-187464, and No. 333-187465) on Forms S-8 and (No. 333-19001, and No. 333-176699) on Forms S-3 of Synovus Financial Corp. of our reports dated February 28, 2014, with respect to the consolidated balance sheets of Synovus Financial Corp. and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income (loss), changes in shareholder's equity, and cash flows for each of the years in the three-year period ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 annual report on Form 10-K of Synovus Financial Corp.
/s/ KPMG LLP
Atlanta, Georgia
February 28, 2014